UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2023

XPONENTIAL FITNESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40638	84-4395129
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17877 Von Karman Ave., Suite 100 Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 346-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	XPOF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On September 25, 2023, Xponential Fitness, Inc. (the “Company”) Chief Executive Officer, Anthony Geisler, and Chief Financial Officer, John Meloun, participated in a fireside chat with analyst Randal Konik of Jefferies. Among the matters, Mr. Geisler reiterated confidence in the Company achieving the high end of its previously announced guidance for fiscal year 2023 consisting of Revenue of $305 million and Adjusted EBITDA of $106.5 million. The following was also noted:

•

AUVs increased again in the third quarter of 2023. Same store sales are tracking at mid-teens YoY (~15%). System-wide sales are up approximately 30% in the third quarter of 2023 compared to the same period last year.

•

August and September performance was strong. The Company’s consumers remain healthy despite current macro-related headwinds, with foot traffic, utilization, and class demand remaining strong. The weekly data points the Company tracks generally continue to suggest no trends of trade down in membership levels among new or existing members. Class demand has been very high and the Company is generally not seeing increased cancellation trends.

•

While approximately 94% of the Company’s North American system-wide sales stem from its scaled concepts (Club Pilates, CycleBar, Pure Barre, StretchLab, and YogaSix), all of its brands contribute to the overall profitability of the business, and the Company expects growth brands such as BFT & Rumble to increasingly contribute to its performance from 2024 to 2026. Further, each Company brand on its own would be profitable excluding corporate overhead.

•

The Company has generally not seen a shift in franchisee health and reiterated its commentary from the Company’s Analyst Day noting on an approximate $300,000 loan, a 1% increase in the interest rate represents an immaterial amount of the franchisee’s overall AUV.

•

The Company intends to acquire another growth brand this year and is actively looking at a number of health and wellness businesses as potential acquisition targets, with a focus on a business that can be scaled rather than one that is already scaled. The Company does not anticipate taking on additional debt to fund M&A.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPONENTIAL FITNESS, INC.

Date: September 26, 2023	By:	/s/ John Meloun
	Name:	John Meloun
	Title:	Chief Financial Officer